ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this Assignment") is entered into effective as of February 3, 2022 (the "Effective Date") by and between HARRY SAHI (Assignor) and 7684 ARUNDEL MILLS LLC, a Pennsylvania limited liability company (“Assignee").

WHEREAS, Assignor, as "Buyer”, is party to that certain Purchase and Sale Agreement effectively dated December 2, 2021 with AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership and "AEI NET .LEASE INCOME & GROWTH
FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership, collectively as the "Seller" for real property and improvements located at 7684 Arundel Mills Dr.. Hanover, MD 27076 (the “Purchase Agreement”); and

WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest in, to and under the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.
 Assignment and Assumption. Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor's right and interest in, to and under the Purchase Agreement.
Assignee hereby assumes and agrees to pay all sums, and perform. fulfill and comply with all covenants and obligations, which are to be paid, performed. fulfilled and complied with under the Purchase Agreement arising from and after the Effective Date.

2.
Miscellaneous. The terms and conditions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns. This
Assignment may be executed in one or more counterparts. each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Property is located.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and
Assumption of Purchase Agreement to be executed by their duly authorized and empowered representatives as of the Effective Date.

         ASSIGNOR:

         /s/ HARRY SAHI

                                                                        ASSIGNEE:

7684 ARUNDEL MILLS LLC. A Pennsylvania limited liability company
   By:  /s/ Harry Sahi_____
   Name: Harry Sahi
    Title: Manager